SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 26, 2002
(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-08634 (Commission File Number)	75-1903917 (IRS Employer Identification No.)

1300 South MoPac Expressway, Austin, Texas 78746
(Address of Principal Executive Offices)

(512) 434-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURE
Presentation Materials of Kenneth M. Jastrow, II

Item 7. Exhibits.

(c)	Exhibits.

99.1	Presentation materials of Kenneth M. Jastrow, II, Chief Executive Officer of Temple-Inland Inc., used in Mr. Jastrow’s address on September 26, 2002, to the Global Paper and Forest Products Conference sponsored by UBS Warburg

Item 9. Regulation FD Disclosure.

     On September 26, 2002, Kenneth M. Jastrow, II, Chief Executive Officer of Temple-Inland Inc., gave an address to the Global Paper and Forest Products Conference sponsored by UBS Warburg. Copies of the presentation materials used by Mr. Jastrow are furnished as exhibit 99.1 of this report.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.

Date: September 26, 2002	By:	/s/ M. Richard Warner

	Name: Title:	M. Richard Warner Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Presentation materials of Kenneth M. Jastrow, II, Chief Executive Officer of Temple-Inland Inc., used in Mr. Jastrow’s address on September 26, 2002, to the Global Paper and Forest Products Conference sponsored by UBS Warburg	4